UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2012 (April 26, 2012)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite C-175, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 26, 2012, Southern Copper Corporation (“SCC” or the “Company”), held its 2012 Annual Meeting of Stockholders. The total outstanding voting securities eligible to vote was 849,978,486 shares of Common Stock.  844,647,877 shares, constituting approximately 99.37% of the total outstanding shares eligible to vote at the meeting, were present in person or by proxy.  The stockholders were asked to take the following actions:

1.                To elect our fourteen directors, who will serve until the 2013 annual meeting.

2.                To ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2012.

3.                To approve, by non-binding advisory vote, our executive compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The results of the vote were as follows:

	Number of Shares
Name	For	Withheld	Broker Non- Votes
Germán Larrea Mota-Velasco	708,142,569	41,119,549	95,385,759
Oscar González Rocha	710,348,295	38,913,823	95,385,759
Emilio Carrillo Gamboa	744,845,768	4,416,350	95,385,759
Alfredo Casar Pérez	716,788,180	32,473,938	95,385,759
Luis Castelazo Morales	716,798,889	32,463,229	95,385,759
Enrique Castillo Sánchez Mejorada	728,002,962	21,259,156	95,385,759
Alberto de la Parra Zavala	716,792,997	32,469,121	95,385,759
Xavier García de Quevedo Topete	706,163,007	43,099,111	95,385,759
Genaro Larrea Mota-Velasco	715,522,270	33,739,848	95,385,759
Daniel Muñiz Quintanilla	716,769,260	32,492,858	95,385,759
Luis Miguel Palomino Bonilla	716,078,216	33,183,902	95,385,759
Gilberto Perezalonso Cifuentes	689,643,862	59,618,256	95,385,759
Juan Rebolledo Gout	716,789,064	32,473,054	95,385,759
Carlos Ruiz Sacristán	716,076,930	33,185,188	95,385,759

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF SCC’s INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

Number of Votes (1 vote per share)

In Favor	Against	Abstain	Broker Non-Votes
842,911,714	864,834	684,350	N/A

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF SCC’s EXECUTIVE COMPENSATION

The results of the vote were as follows:

Number of Votes (1 vote per share)

In Favor	Against	Abstain	Broker Non-Votes
744,742,008	3,878,243	641,867	95,385,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Raul Jacob
Name:	Raul Jacob
Title:	Comptroller

Date:  April 26, 2012